Exhibit 10.48

ADVANCE AUTO PARTS, INC.
2014 PERFORMANCE-BASED SARS AWARD AGREEMENT
(STOCK SETTLED)

Award Date	Performance-based SARs (at Target Level)	Grant Price	Expiration Date
[GRANT DATE]	##	##	[GRANT DATE + 7YRS]

THIS CERTIFIES THAT Advance Auto Parts, Inc. (the “Company”) has on the Award Date specified above granted to

Name

(“Participant”) Stock Appreciation Rights (the “SARs”) with respect to the number of Shares of Advance Auto Parts, Inc. Common Stock, $.0001 par value per share (“Common Stock”), indicated above in the box labeled “Performance-based SARs (at Target Level)” (the “Target Award”). The initial fair market value of each underlying Share is indicated above in the box labeled “Grant Price.” The SARs that this Certificate represents shall vest and become exercisable in accordance with Sections 1 and 2 below, and upon vesting shall be fully exercisable until the Expiration Date except as otherwise provided in Section 2 below. This Award is subject to the terms and conditions set forth below and in the Advance Auto Parts, Inc. 2004 Long-Term Incentive Plan (the “Plan”). A copy of the Plan is available on the Company’s Intranet site or upon request. In the event of any conflict between the terms of the Plan and this Award, the terms of the Plan shall govern. Any terms not defined herein shall have the meaning set forth in the Plan.

* * * * *

1. Vesting. Subject to the remaining provisions of this Award:

Performance-based SARs shall vest, in an amount up to your maximum vesting schedule (defined below) on March 1, [YEAR 4],1 subject to your continued employment or other association the Company to that date and except as otherwise provided in Section 2 below. The precise amount in which you may vest will be determined in accordance with the following rules, subject to certification by the Committee of the Company’s average annual comparable store sales growth and cumulative Operating Income over the [YEAR 1] through [YEAR 3] fiscal years:

(a) 50% of the performance-based SARs will vest according to the Company’s Cumulative Operating Income results (as expressed in dollars) during the Performance Period against the Company’s business plan, including results of General Parts International, Inc., according to the schedule established by the Committee as shown in Exhibit 1 to this Agreement. Payout based on performance results between the threshold and maximum performance levels will be interpolated.

(b) 50% of the performance-based SARs will vest based upon the Company’s average annual comparable store sales growth over the Performance Period, calculated in a manner consistent with the Company’s current comparable store sales policy, according to the schedule established by the Committee as shown in Exhibit 1 to this Agreement. Payout based on performance results between threshold and maximum levels will be interpolated.

With respect to the calculation of Operating Income, the Committee may make adjustments to exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and/or the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis, and any other unusual or non-recurring items as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or earnings releases.
____________________________________________
1 For awards with an Award Date of December 12, [YEAR]. For awards with a later Award Date, throughout this Award “March 1, [YEAR 4]” means the later of March 1, [YEAR 4] or the third anniversary of the Award Date.

Your “Maximum Performance-based SARs” is 200% of the number of SARs indicated above in the box labeled “Performance-based SARs (at Target Level).”
2. SARs Duration and Exercise.

(a) Subject to the following, these SARs shall expire on the Expiration Date. However, if your employment or other association with the Company and its Affiliates ends before that date, these SARs shall expire on Expiration Date or, if earlier, the date specified in whichever of the following applies:

(i) If your employment or other association is terminated on account of Retirement, your Performance-based SARs will expire ninety (90) days after the date on which all of your SARs are exercisable. If all of your SARs are exercisable as of the date of your Retirement, your SARs will expire ninety (90) days after the date your employment or other association ends on account of Retirement. For all purposes of this Award, “on account of Retirement” means, except in the event of termination of employment or other service to the Company for cause as provided in Section 2(a)(v) below, termination of employment or other association following the attainment of at least 55 years of age and at least 10 years of service, of which the last three must be consecutive years of service with the Company, provided further that if you came to be employed by the Company in conjunction with or as a result of a merger with or acquisition by the Company, the last three consecutive years of service must occur following the effective date of such merger or acquisition. If, after termination of your employment or other association on account of Retirement and prior to March 1, [YEAR 4], you are employed by a competitor of the Company, defined for these purposes as AutoZone Inc., O'Reilly Automotive Inc., Pep Boys, Genuine Parts Company and/or NAPA Auto Parts, Fisher Auto Parts or Parts Depot Inc. (or any successor to any of these companies), all future vesting rights for SARs that have not yet vested as of the date of the commencement of such employment shall be immediately and irrevocably forfeited.

(ii) If the termination of your employment or other association is on account of Disability, then your Performance-based SARs will expire ninety (90) days after the date on which all of your SARs are exercisable. If all of your SARs are exercisable as of the date of the termination of your employment or other association on account of Disability, your SARs will expire ninety (90) days after the date your employment or other association ends. For all purposes of this Award, “Disability” shall have the same meaning as that term is defined in your employment agreement with the Company in effect as of the date of this Award Agreement.

(iii) If the termination of your employment or other association is on account of Death, or you die within ninety (90) days of the termination of your employment or other association (other than when terminated for cause), then your Performance-based SARs will expire on the date that is the later of twelve (12) months after your Death or ninety (90) days after the date on which all of your SARs are exercisable.

(iv) If your employment or other association is terminated prior to March 1, [YEAR 4], on account of your Retirement, Disability or Death, your Performance-based SARs will vest on March 1, [YEAR 4], in an amount based on the Company’s performance during the entire performance period, on a pro-rata basis for the time that you were employed during the performance period. Your Performance-based SARs will expire ninety (90) days after March 1, [YEAR 4], except for termination of employment on account of Death, which will be the later of twelve (12) months after the date of your Death or ninety (90) days after March 1, [YEAR 4]. The pro rata amount will be determined by multiplying the number of Performance-based SARs that you would have received if you had been employed by the Company on March 1, [YEAR 4], by a fraction whose numerator is the number of completed months that you were employed during the performance period and whose denominator is 36.

(v) If the termination of your employment or other association is for cause, as defined in your employment agreement, all of your Performance-based SARs (at Target Level or otherwise), will expire on the date your employment or other association ends.

(vi) If your employment or other association is terminated prior to March 1, [YEAR 4], by the Company other than for Due Cause, or by you for Good Reason, as those terms are defined in your Employment Agreement, your Performance-based SARs will vest immediately as of the date of the termination of your employment or other association on a pro-rata basis based on the Company’s performance for the time that you were employed during the performance period measured as of the most recently completed fiscal quarter and will expire ninety (90) days after your employment or other association ends.

(vii) In all other cases, all of your Performance-based SARs (at Target Level or otherwise), will expire on the date your employment or other association ends, and all of your SARs which have vested will expire ninety (90) days after your employment or other association ends.

(b) Upon a Change in Control the Company will determine the pro rata portion of your Performance-based SARs based on the Company’s performance during the performance period preceding the Change of Control measured as of the Company’s most recently completed fiscal quarter prior to the Change in Control event.  The pro rata portion of your Performance-based SARs will continue to vest and become exercisable on March 1, [YEAR 4].  The pro rata portion of your Performance-based SARs as determined pursuant to this Section 2 will immediately become exercisable (i) upon the Change in Control in the event that the successor organization does not assume, convert, or replace the awards; or (ii) upon termination of your employment or other association in the event the successor organization assumes, converts or replaces the awards, and your employment or other association is terminated other than for cause within 24 months following the Change in Control.   Your SARs will expire ninety (90) days after the occurrence of the events described in subsections (b) (i) or (ii) of this Section 2.

(c) If within four months following the effective date of this Award you are determined to have unacceptable job performance based upon your performance evaluation for the fiscal year in which this Award was granted, the Company’s Chief Executive Officer and Senior Vice President who is responsible for Rewards may cancel this Award in its entirety.

(d) No shares of Common Stock shall be issued to you prior to the date on which the SARs are exercised in accordance with this Section 2. Upon exercise of the SARs, you shall be entitled to receive a number of Issued Shares for each share with respect to which the Stock Appreciation Rights are exercised equal to (i) the excess of the Fair Market Value of one share on the date of exercise over the Grant Price, divided by (ii) the Fair Market Value of one share on the date of exercise. The Issued Shares shall be issued in book-entry form, registered in your name or in the name of your legal representatives, beneficiaries or heirs, as the case may be. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, cash equal to the Fair Market Value of such fractional share.

(e) Except as otherwise provided in this Section 2, during any period that any of these SARs remain outstanding after your employment or other association with the Company and its Affiliates ends, you may exercise them only to the extent they were exercisable immediately prior to the end of your employment or other association. In no event may any of these SARs be exercised after they expire as determined in accordance with Section 2.

(f) At any time you may exercise these SARs by delivery to the Company (the date such delivery occurs is hereinafter referred to as the “Exercise Date”) a notice which shall state that you elect to exercise the SARs as to the number of shares specified in the notice as of the date specified in the notice. Such notice should be made to the stock administrator at the Company headquarters or its designee. All notices will be acknowledged and validated by the Company or its designee prior to actual exercise of a SAR.

Notwithstanding any contrary provision of this Award, as to any SARs which have not then become exercisable, the Company may cancel these SARs at any time and without prior notice, and as to SARs which are then exercisable the Company may cancel these SARs at any time on ninety (90) days prior notice to you, in response to actions taken by you that could be considered detrimental to the Company or any of its Affiliates. Whether any of your actions could be considered detrimental will be determined by the Compensation Committee of the Board of Directors (the “Committee”) consistent with the definition of Cause as defined in your employment agreement.

3. Transfer of SARs. You may not transfer any or all of these SARs except by will or the laws of descent and distribution, and, during your lifetime, only you (or in the event of your Disability, your legal guardian or representative) may exercise these SARs. Any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of the SARs granted by this Award in contravention of this Award or the Plan shall be void.

4. No Rights as a Stockholder. You shall have no rights as a stockholder of any Common Stock covered by these SARs until the Exercise Date and entry evidencing such ownership is made in the stock transfer books of the Company. Except as may be provided under Section 4(c) of the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary and whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the Exercise Date.

5. Notices. Except as otherwise provided herein, all notices, requests, demands and other communications under this Award shall be in writing, and if by telecopy, shall be deemed to have been validly served, given or delivered when sent, or if by personal delivery or messenger or courier service, shall be deemed to have been validly served, given or delivered upon actual delivery (but in no event may notice be given by deposit in the United States mail), at the following addresses, telephone and facsimile numbers (or such other address(es), telephone and facsimile numbers a party may designate for itself by like notice):

If to the Company: Advance Auto Parts, Inc. located at 5008 Airport Road, Roanoke, Virginia, 24012, Attention: General Counsel or by telephone at (540) 561-3225 or telecopy at (540) 561-1448;

With copy to: Advance Auto Parts, Inc. located at 5008 Airport Road, Roanoke, Virginia, 24012, Attention: Vice President, Rewards and HR Services or by telephone at (540) 561-6818 or telecopy at (540) 561-6998;

If to you, the Participant, to your home address on record at Advance Auto Parts or your business address at Advance Auto Parts.

6. Income Tax Matters. The Company makes no representation or warranty as to the tax treatment of your receipt or exercise of these SARs or upon your sale or other disposition of the shares acquired through the exercise of the SARs. You should rely on your own tax advisors for such advice. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you at the time of your exercise of the SARs. The Company will inform you of alternative methods to settle any applicable taxes due prior to the first vesting date of your Award.

7. Miscellaneous.

(a) This Award is made under the provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Award is inconsistent with the Plan, the provisions of the Plan shall control. The interpretation of the Committee of any provision of the Plan, the SARs or this Award, and any determination with respect thereto or hereto by the Committee, shall be binding on all parties.

(b) Nothing contained in this Agreement shall confer, intend to confer or imply any rights to an employment relationship or rights to a continued employment relationship with the Company or any Affiliate in your favor or limit the ability of the Company or an Affiliate, as the case may be, to terminate, with or without cause, in its sole and absolute discretion, your employment relationship with the Company or such Affiliate, subject to the terms of any written employment agreement to which you are a party.

(c) Neither the Plan nor this Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured creditor of the Company or any Affiliate.

(d) The Company shall not be required to deliver any shares of Common Stock upon exercise of any Stock Appreciation Rights until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(e) An original record of this Award and all the terms hereof executed by the Company is held on file by the Company. To the extent there is any conflict between the terms contained in this Award and the terms contained in the original held by the Company, the terms of the original held by the Company shall control.

(f) This Award is intended to be consistent with your employment agreement with the Company in effect on the date first written above. To the extent that any provision of this Award Agreement is inconsistent with the terms of your employment agreement with the Company in effect as of the date first written above, the provisions of this Award Agreement shall control with respect to this Award.

In Witness Whereof, this Award has been executed by the Company as of the date first above written.

ADVANCE AUTO PARTS, INC.

By:
Mike Norona, EVP, Chief Financial Officer

Accepted and agreed, including specifically but without limitation as to the treatment of this Award in accordance with the terms of the Plan and this Award notwithstanding any terms of an Employment/ Loyalty Agreement between the Company and the undersigned to the contrary:

By:_______________________________

__________________________

ADVANCE AUTO PARTS, INC.
2014 RESTRICTED STOCK UNIT AWARD AGREEMENT

Award Date	Time-based RSUs	Last Vesting Date
[GRANT DATE]	##	[GRANT DATE + 3YRS]

THIS CERTIFIES THAT Advance Auto Parts, Inc. (the “Company”) has on the Award Date specified above granted to

Name

(“Participant”) an award (the “Award”) of that number of Restricted Stock Units (the “RSUs”) representing the right to receive a like number of shares (“Shares”) of Advance Auto Parts, Inc. Common Stock, $.0001 par value per share (the “Common Stock”), indicated above in the box labeled “Time-based RSUs ,” subject to certain restrictions and on the terms and conditions contained in this Award and the Advance Auto Parts, Inc. 2004 Long-Term Incentive Plan (the “Plan”). A copy of the Plan is available on the Company’s Intranet site or upon request. In the event of any conflict between the terms of the Plan and this Award, the terms of the Plan shall govern. Any terms not defined herein shall have the meaning set forth in the Plan.

* * * * *

1. Vesting. Subject to the remaining provisions of this Award:

The Time-based RSUs indicated in the table above shall vest over three years from the Award Date according to the dates identified in the following table if you remain continuously employed by the Company until the respective vesting date.

Number of Time-based RSUs in Each Installment	Vesting Date for RSUs in Installment
##	[GRANT DATE + 1YR]
##	[GRANT DATE + 2YRS]
##	[GRANT DATE + 3YRS]

2. Duration.

(a) If, prior to vesting of the RSUs pursuant to Section 1 or this Section 2 of this Award, your employment or other association with the Company and its Affiliates ends for any reason (voluntary or involuntary), then your rights to unvested RSUs shall be immediately and irrevocably forfeited, except as follows:

i) If the termination of your employment or other association is on account of Retirement, then your rights with respect to the Time-based RSUs will continue under this Award. For purposes of this Award, “on account of Retirement” means, except in the event of termination of employment for cause as provided in Section 2(a)(iv) below, termination of employment or other association following the attainment of at least 55 years of age and at least 10 years of service, of which the last three must be consecutive years with the Company, provided further that if you came to be employed by the Company in conjunction with or as a result of a merger with or acquisition by the Company, the last three consecutive years must occur following the effective date of such merger or acquisition.. If, however, after termination of your employment or other association with the Company on account of Retirement and prior to December 12, [YEAR 3], you are employed by a competitor of the Company, defined for these purposes as AutoZone Inc., O'Reilly Automotive Inc., Pep Boys, Genuine Parts Company and/or NAPA Auto Parts, Fisher Auto Parts or Parts Depot Inc., any RSUs that have not vested as of the date of the commencement of such employment shall be immediately and irrevocably forfeited.

ii) If the termination of your employment or other association is on account of Disability, then any unvested Time-based RSUs will vest immediately. For all purposes of this Award, “Disability” shall have the same meaning as that term is defined in your employment agreement with the Company in effect as of the date of this Award Agreement.

iii) If the termination of your employment or other association is on account of Death, then any unvested Time-based RSUs will vest immediately.

iv) If the termination of your employment or other association is for cause, as defined in your employment agreement, all of your Time-based RSUs will expire on the date your employment or other association with the Company ends.

(b) Upon a Change in Control, any remaining previously unvested Time-vesting RSUs will vest immediately (i) upon the Change in Control in the event that the successor organization does not assume, convert, or replace the awards; or (ii) upon the termination of your employment or other association with the Company in the event that the successor organization assumes, converts or replaces the awards, and your employment or other association with the Company is terminated without cause within 24 months following the Change in Control.

(c) If within four months following the effective date of this Award you are determined to have unacceptable job performance based upon your performance evaluation for the fiscal year in which this Award was granted, the Company’s Chief Executive Officer and Senior Vice President who is responsible for Rewards may cancel this Award in its entirety.

Notwithstanding any contrary provision of this Award, the Company may cancel this Award at any time on ninety (90) days prior notice to you in response to actions taken by you that could be considered detrimental to the Company or any of its Affiliates. Whether any of your actions could be considered detrimental will be determined by the Compensation Committee of the Board of Directors (the “Committee”) in its sole discretion for Cause as defined in your employment agreement.

3. Transfer of Award. Until the RSUs vest pursuant to Section 2 of this Award, the RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and no attempt to transfer unvested RSUs, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Shares. Notwithstanding the foregoing, you may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise your rights to receive any property distributable with respect to the RSUs upon your death.

4. No Rights as a Stockholder. You shall have no rights of a shareholder of the Common Stock on and after the Award Date and until the date on which the RSUs vest and are converted to Shares and the restrictions with respect to the RSUs lapse in accordance with Section 1 or 2 of this Award, as described above. You will however receive dividends on the Time-based RSUs on or after the Award Date and until Shares are delivered on vesting of the Award, unless and until the RSUs are forfeited pursuant to Section 1 or 2 of this Award. Except as may be provided under Section 4(c) of the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary and whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the Vesting Date of an RSU.

5. Issuing Shares. On any of the RSUs vesting pursuant to Section 1 or 2 of this Award and payment of the applicable withholding taxes pursuant to Section 7 below, the Company shall cause the shares of Common Stock to be issued in book-entry form, registered in your name.

6. Notices. Except as otherwise provided herein, all notices, requests, demands and other communications under this Award shall be in writing, and if by telecopy, shall be deemed to have been validly served, given or delivered when sent, or if by personal delivery or messenger or courier service, shall be deemed to have been validly served, given or delivered upon actual delivery (but in no event may notice be given by deposit in the United States mail), at the following addresses, telephone and facsimile numbers (or such other address(es), telephone and facsimile numbers a party may designate for itself by like notice):

If to the Company: Advance Auto Parts, Inc. located at 5008 Airport Road, Roanoke, Virginia, 24012, Attention: General Counsel or by telephone at (540) 561-3225 or telecopy at (540) 561-1448;

With copy to: Advance Auto Parts, Inc. located at 5008 Airport Road, Roanoke, Virginia, 24012, Attention: Vice President, Rewards and HR Services or by telephone at (540) 561-6818 or telecopy at (540) 561-6998;

If to you, the Participant, to your home address on record at Advance Auto Parts or your business address at Advance Auto Parts.

7. Income Tax Matters.

(a) The Company makes no representation or warranty as to the tax treatment of your receipt or vesting of the RSUs or upon your sale or other disposition of the Shares received upon vesting of your RSUs. You should rely on your own tax advisors for such advice. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you at the time of vesting. The Company will inform you of alternative methods to settle any applicable taxes due prior to the first vesting date of your Award.

(b) For the purposes determining when Shares otherwise issuable on account of your termination of employment or other association with Company will be issued, “termination of employment” or words of similar import, as used in this Agreement, shall mean the date as of which the Company and you reasonably anticipate that no further services will be performed by you, and shall be construed as the date that you first incur a “separation from service” for purposes of Section 409A of the Code on or following termination of employment or other association with the Company. Furthermore, if you are a “specified employee” of a public company as determined pursuant to Section 409A as of your termination of employment or other association with the Company, any Shares otherwise issuable on account of your termination of employment or other association with the Company which constitute deferred compensation within the meaning of Section 409A of the Code and which are otherwise payable during the first six months following your termination of employment or other association with the Company shall be issued to you on the earlier of (1) the date of your death and (2) the first business day of the seventh calendar month immediately following the month in which your termination of employment or other association with the Company occurs.

8. Miscellaneous.

(a) This Award is made under the provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Award is inconsistent with the Plan, the provisions of the Plan shall control. The interpretation of the Committee of any provision of the Plan, the RSUs or this Award, and any determination with respect thereto or hereto by the Committee, shall be binding on all parties.

(b) Nothing contained in this Agreement shall confer, intend to confer or imply any rights to an employment relationship or rights to a continued employment relationship with the Company or any Affiliate in your favor or limit the ability of the Company or an Affiliate, as the case may be, to terminate, with or without cause, in its sole and absolute discretion, your employment relationship with the Company or such Affiliate, subject to the terms of any written employment agreement to which you are a party.

(c) Neither the Plan nor this Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and You or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured creditor of the Company or any Affiliate.

(d) The Company shall not be required to deliver any shares of Common Stock until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(e) An original record of this Award and all the terms hereof, executed by the Company, is held on file by the Company. To the extent there is any conflict between the terms contained in this Award and the terms contained in the original held by the Company, the terms of the original held by the Company shall control.

(f) This Award is intended to be consistent with your employment agreement with the Company in effect on the date first written above. To the extent that any provision of this Award Agreement is inconsistent with the terms of your employment agreement with the Company in effect as of the date first written above, the provisions of this Award Agreement shall control with respect to this Award.

In Witness Whereof, this Award has been executed by the Company as of the date first above written.

ADVANCE AUTO PARTS, INC.

By:
Mike Norona, EVP, Chief Financial Officer

Accepted and agreed, including specifically but without limitation as to the treatment of this Award in accordance with the terms of the Plan and this Award notwithstanding any terms of an Employment/ Loyalty Agreement between the Company and the undersigned to the contrary:

By:__________________________

______________________